SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Walt Disney Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Matthew Peltz

Josh Frank

James A. Rasulo

Trian Partners, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-K, L.P.

Isaac Perlmutter

The Laura & Isaac Perlmutter Foundation Inc.

Object Trading Corp.

Isaac Perlmutter T.A.

Zib Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

In response to inquiries from shareholders of The Walt Disney Company (“Disney”) relating to the involvement of Trian Fund Management, L.P. (“Trian”) with Disney, representatives of Trian have responded, and may in the future respond, with the following statement or substantially similar statements from time to time:

Thank you for your support. You will be able to vote soon. You should be receiving a proxy card or voting instruction form (VIF) shortly.  You can vote on any card or VIF you receive, but we recommend voting on Trian’s BLUE card/VIF.

We recommend voting:

•	“FOR” Trian nominees Nelson Peltz and James (“Jay”) A. Rasulo
•	“WITHHOLDING” on Disney Nominees Michael B.G. Froman and Maria Elena Lagomasino, and
•	“WITHHOLDING” on all three Blackwells Nominees.

It is very important that you vote “FOR” no more than 12 candidates. If you vote for more, your ballot will be invalid.

For more information about how to vote, please visit our How to Vote Page and/or reach out to Okapi Partners at (877) 629-6357 or info@okapipartners.com or D.F. King at (800) 207-3158 or Disney@dfking.com.

Together we can Restore the Magic. Every vote counts!